Exhibit 99.1

CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Trust
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

April 1, 2011

American Realty Capital Trust Reports Fourth Quarter and 2010 Year End Results

New York, NY - American Realty Capital Trust, Inc. (“ARCT” or the “REIT”) announced today its operating results for the quarter and year ended December 31, 2010.

“Once again we have delivered on what we promised to our investors; distributions paid during the quarter were fully supported by modified funds from operations,” said Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCT. “I am particularly pleased with our team of real estate professionals who have been able to deploy our shareholders’ capital quickly and efficiently to take advantage of the tremendous buying opportunities in today’s real estate market. We continue to benefit from favorable trends as they relate to acquiring properties at capitalization rates of approximately 8% while we are financing with moderate levels of fixed-rate debt in the mid-4% range.”

Fourth Quarter and Subsequent Events Highlights

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Acquired 33 properties for an aggregate purchase price of $218 million containing approximately 1.9 million square feet.  These 100% occupied, freestanding, single-tenant properties had net leases in place with a weighted average remaining lease term at quarter end of 15.7 years.

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Since January 1, 2011 (through March 25, 2011), acquired 42 properties for an aggregate purchase price of $305 million containing approximately 2.0 million square feet.  These 100% occupied, freestanding, single-tenant properties had net leases in place with a weighted average remaining lease term of 15 years for this time period (as reported in Note 16 to the financial statements filed on Form 10-K). As of the date of this release, the Company acquired $395 million of real estate investments during the first quarter of 2011, resulting in an aggregate portfolio of approximately $1.3 billion based on purchase price.

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Generated modified funds from operations (“MFFO”) of $8.0 million in the 4th Quarter based on the Investment Program Association’s recently published definition.  MFFO was greater than distributions paid during the fourth quarter inclusive of distributions made in the form of shares issued under the Company’s distribution reinvestment program.  (See Non-GAAP tabular reconciliations and accompanying notes contained within this release for additional information.)

Exhibit 99.1

2010 Year End Highlights

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Purchased 134 properties for an aggregate purchase price of $556 million containing approximately 3.6 million square feet.  As of December 31, 2010, the Company’s portfolio consisted of 100% occupied, freestanding, single-tenant properties net leased on a long-term basis.

-	Maintained a weighted average remaining primary lease term of 15.5 years as of year-end, with no near term rent expirations.

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Lowered overall leverage to 42% as of December 31, 2010, down from 57% as of the end of 2009 (total long-term mortgage notes outstanding as a percentage of the base purchase price of real estate investments). This resulted in a 26% reduction in leverage as of year-end 2010.

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Increased annualized rental income (computed on a straight-line basis) of the portfolio to $73 million as of December 31, 2010, compared to $27 million as of December 31, 2009.  This represents an increase of approximately $46 million, or 170%.

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Increased the Company’s average acquisition capitalization rate (annualized rental revenues computed on a straight-line basis divided by base purchase price) to 8.41% as of December 31, 2010, compared to 8.20% as of the end of 2009.

-	Distributions paid to the REIT’s shareholders were 99.2% tax-deferred in 2010 and 100% tax-deferred in 2009.

“I am proud of the fact that we have less than $20 million of idle cash on our balance sheet today,” said Brian S. Block, Executive Vice President and Chief Financial Officer of ARCT.  “Our real estate acquisitions and capital markets teams are executing consistently to allow us to maintain our core discipline of deploying equity raised quickly and efficiently.  Such results benefit our shareholders as we maintain our focused approach of ensuring modified funds generated from operations fully support distributions paid.”

Schorsch added, “We are building on our past successes and continue our momentum.  Our ability to have built such a diversified portfolio within a sector-specific asset class comprised of strong credit tenants has been very gratifying as we look towards completing the offering of our flagship product in the coming months.”

Exhibit 99.1

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2010	2009
ASSETS
Real estate investments, at cost:
Land	$142,401	$37,779
Buildings, fixtures and improvements	631,999	261,939
Acquired intangible lease assets	108,193	38,838
Total real estate investments, at cost	882,593	338,556
Less accumulated depreciation and amortization	(32,777)	(11,292)
Total real estate investments, net	849,816	327,264
Cash and cash equivalents	31,985	5,010
Restricted cash	90	43
Prepaid expenses and other assets	12,049	4,458
Investment in joint venture with affiliate	11,945	—
Deferred financing costs, net	8,169	2,502
Total assets	$914,054	$339,277
LIABILITIES AND EQUITY
Short-term bridge funds	$—	$15,878
Mortgage notes payable	372,755	183,811
Mortgage premium, net	1,163	—
Long-term notes payable	12,790	13,000
Below-market lease liabilities, net	8,454	9,085
Derivatives, at fair value	5,214	2,768
Accounts payable and accrued expenses	3,638	1,536
Deferred rent and other liabilities	3,858	1,144
Distributions payable	3,518	1,499
Total liabilities	411,390	228,721
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 240,000,000 shares authorized, 61,824,238 and 14,672,237 shares issued and outstanding at December 31, 2010 and 2009, respectively	618	147
Additional paid-in capital	529,740	122,506
Accumulated other comprehensive loss	(3,878)	(1,737)
Accumulated deficit	(46,464)	(13,669)
Total American Realty Capital Trust, Inc. equity	480,016	107,247
Non-controlling interests	22,648	3,309
Total equity	502,664	110,556
Total liabilities and equity	$914,054	$339,277

Exhibit 99.1

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended December 31,
	2010	2009	2008
Rental income	$44,773	$14,964	$5,546
Expenses:
Fees to affiliate	1,350	145	4
Acquisition and transaction related	12,471	506	—
General and administrative	1,444	507	380
Depreciation and amortization	21,654	8,315	3,056
Total operating expenses	36,919	9,473	3,440
Operating income	7,854	5,491	2,106
Other income (expenses):
Interest expense	(18,109)	(10,352)	(4,774)
Other income	220	51	3
Gains (losses) on derivative instruments	(305)	495	(1,618)
Gains on disposition of property	143	—	—
Gains on sale to non-controlling interest holders, net of taxes	545	—	—
Total other income (expenses)	(17,506)	(9,806)	(6,389)
Net loss	(9,652)	(4,315)	(4,283)
Net income (loss) attributable to non-controlling interests	(181)	49	—
Net loss attributable to American Realty Capital Trust, Inc.	$(9,833)	$(4,266)	$(4,283)
Basic and diluted weighted average common shares outstanding	32,539,393	5,768,761	711,524
Basic and diluted loss per share	$(0.31)	$(0.74)	$(6.02)

Exhibit 99.1

American Realty Capital Trust, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Year Ended December 31, 2010

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

The Company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The Company's FFO calculation complies with NAREIT's policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, the company believes, may be less informative. As a result, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of the Company's performance to investors and to management, and when compared year over year, reflects the impact on the Company's operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT's definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, the company views fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the company believes to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance. MFFO is not equivalent to the Company's net income or loss as determined under GAAP.

The Company defines MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company's MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests.

Exhibit 99.1

The Company believes FFO and MFFO, in addition to net income and cash flow from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful for investors in understanding the performance of the Company's real estate portfolio. Further, presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the Company's performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

The following is a reconciliation of net loss, computed in accordance with GAAP, to FFO and MFFO (consistent with how the Company has historically presented this non-GAAP financial measure) as well as MFFO in accordance with the IPA recommended format (which deducts the impact of straight-line rent) for the 2010 quarterly periods:

	Three Months Ended March 31, 2010	Three Months Ended June 30, 2010	Three Months Ended September 30, 2010	Three Months Ended December 31, 2010	Total

Net loss	$(389)	$(992)	$(74)	$(8,378)	$(9,833)
Add:
Depreciation of real estate assets	3,054	3,748	4,552	5,846	17,200
Amortization of intangible lease assets	712	954	1,159	1,550	4,375
Amortization of below-market lease assets, net	(79)	(79)	(78)	(76)	(312)
Gains (losses) on derivative instruments	158	233	177	(263)	305
Non-controlling interest adjustment	(148)	(242)	(292)	3	(679)
Gains on sale of non-controlling interest holders, net	(335)	(17)	(67)	(126)	(545)
Gains on disposition of property	—	—	(143)	—	(143)
Funds from operations	2,973	3,605	5,234	(1,444)	10,368
Acquisition and transaction related costs, net of minority interests	341	640	785	10,486	12,252
MFFO	3,314	4,245	6,019	9,042	22,620

Adjustment for straight lining of rental payments, net of minority interests	(378)	(535)	(693)	(1,013)	(2,619)
MFFO IPA recommended format	$2,936	3,710	5,326	8,029	20,001

Distributions paid:
Distributions paid in cash	1,821	2,119	3,096	4,375	11,411
Distributions reinvested	1,407	1,726	2,584	3,601	9,318

Total distributions	$3,228	$3,845	$5,680	$7,976	$20,729

Exhibit 99.1

American Realty Capital is a real estate finance and investment firm formed by Nicholas S. Schorsch and William M. Kahane. As CEO and board member, respectively, the two were behind the growth of American Financial Realty Trust, where they acquired over 1,500 properties valued at more than $5 billion.  In the last five years, ARC’s executive team has collectively negotiated and closed on over $7 billion of bank branch and net-leased real estate.  ARC sponsors American Realty Capital Trust, Inc., a publicly-registered, non-traded REIT acquiring single-tenant, freestanding properties net leased long term to investment grade and creditworthy tenants.  Realty Capital Securities, member FINRA, SIPC, is the dealer-manager for ARCT.

For more information, visit www.americanrealtycap.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.

To arrange interviews with American Realty Capital executives, please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.